MR KEITH CHE
ADDRESS:
38, Jalan Suria 2,
Tmn Suria, 81100 Johor Bahru.

Date: 1st October 2014

Dear Sir,

RE: LETTER OF APPOINTMENT

We refer to the interview with us and we are pleased to offer you the post of **Chief Financial Officer** with effect from **1st October 2014** based on the following terms and conditions:-

1) **REMUNERATION**
You will receive a basis salary of **USD 6,000.00** per month. The salary will be revised upon confirmation of your employment at the discretion of the management and your performance.

2) **PROBATION**
You will be probation for a period of **3 months**. The management reserves the rights to extend the probation for another 1 months if necessary and without prior notice. And not medical leave and medical expenses except work related cases.

3) **NOTICE OF RESIGNATION AND TERMINATION OF SERVICE**
Except on ground of misconduct, notice of termination of service from either party shall be as follow:-
(i) During Probation Period : 7 day notice in advance.
(ii) Upon confirmation : 1 month notice or salary in lieu thereof.

4) **TERMINATION OF EMPLOYMENT**
Notwithstanding clause (2) and (3) above, the management reserves the rights at all the time to terminate your service if you are found guilty misconduct, negligence or breach of any of the existing and regulation laid down by the company time to time.

5) **SALARY REVIEW**
Salary will be reviewed yearly and will be based on entirely on your work performance and the overall performance of the company.

6) **BONUS**
Bonus are reviewed annually at discretion of the management and is given strictly based on merits if your service and on the performance of company.

7) WORKING HOURS

Monday – Friday	: 9.00 am to 6.00 pm
Saturday	: Alternative working day.
Sunday	: Off day.
Lunch Hour	: 12.30 noon to 2.00pm

The working day and hours are subjected to changes by the management from time to time.

8) ANNUAL LEAVE

After completion of one year service, you shall be entitled for annual leave according to the company policy base on ranking in the company.

9) PUBLIC HOLIDAY

You will entitled to a paid Public Holidays amounting to eleven (11) days in each calendar year (Accordance to the labour law). A list of Public Holiday recognized by the company for current year is stated in the company policy.

10) MEDICAL BENEFITS

You will be entitled to medical benefit provided in accordance with the terms and conditions of the company.

11) OTHER BENEFITS / ALLOWANCES

Upon successfully completion of probationary period, you will entitled to all other benefits provided by the company from time to time in accordance to the position hold by you. The benefits and allowances including the accommodation, travelling expenses and others benefits accordingly to the company policy.

12) STATUTORY CONTRIBUTIONS

EPF (Employee Provident Fund) and Employee Insurance coverage as in accordance to labour law.

13) INCOME TAX

Your monthly remuneration shall be deducted for Income Tax (Schedule Tax Deduction) which is accordance to direction issued by the Inland Revenue Department (IRD).

14) PAYROLL

Your Salary may be paid by cash or through the bank at the discretion of the management.

15) PLACE OF EMPLOYMENT

The management reserves the rights to transfer you to any other places of employment whether interdepartmental or any other company that are related to the company from time to time it deems necessary.

16) COMPANY PROPERTIES

You are obliged to surrender all Company Properties when you are rendered your service with the company.

17) COMPANY SECRECY

All information obtained in the course of work with this information shall not divulged to any outside party.

18) COMPANY RULES

Your employment shall subject to Company Rules and Regulations and other procedures as may be made known to you from time to time.

Other terms and conditions will be in accordance with the policies stated in the company policy and for regulation not stipulated within the company policies, the labour law regulation shall be referred to.

19) PRIVATE AND CONFIDENTIAL

Your salary and benefits are considered private and confidential. Should you need to discuss your remuneration, please discuss with your Head of Department. Failure to do so and if you are found guilty of discussing your remuneration openly with other staffs, you will be liable to disciplinary action by the management. Disciplinary actions includes termination of service with the company.

20) ASSIGNATION OF THE DUTIES / TASKS

The management may assign other duties to you from time to time.

Your faithfully,

Name : Ang Ban Siong
Designation : Managing Director

I am hereby accept the above offer together with the stipulated terms and conditions and confirm commencement of duty on 1st October 2014.

Name : Keith Che
Passport No : A33494373